EXHIBIT 10.21

ADVISORY BOARD AGREEMENT

This AGREEMENT (this “Agreement”), dated as of June 9th, 2010, is made by and between Medgenics, Inc., located at 8000 Towers Crescent Drive, Suite 1300, Vienna, VA, 22182 USA (the “Company”); and
Burt Rosen of McLean, Virginia (the “Advisor”).

 The Company wishes to retain the Advisor as a member of the Company’s Scientific Advisory Board (to be retitled the Strategic Advisory Board) (the “SAB”) and the Advisor desires to perform the advisory and consulting services described below. Accordingly, the parties agree as follows:

1.	Services.

a.
The Advisor will advise, consult for and on behalf of the Company’s management, employees and agents, at reasonable times, as requested by the Company and shall provide the Services set forth on Exhibit 1.

b.
Advisor will participate in 3-4 SAB meetings per year by phone. Additionally, consultation of up to 2 hours per month on average may be sought by the Company by telephone, written correspondence or in person at the Advisor’s office and will involve reviewing activities and developments in the Company’s field of activity.

c.
For purposes of this Agreement, the “Effective Date” shall be the earlier of the date of this Agreement set forth above, and the date the Company issues a press release regarding the appointment of Advisor.

2.	Compensation.

a.
In connection with the execution of this Agreement, the Company will issue to Advisor options to purchase 667,397 shares of common stock of the Company, having $0.0001 par value per share (the “Common Stock”), exercisable for 10 years at an exercise price to be calculated as the average of the Applicable Daily Closing Share Price (as defined below) for the 10 trading days prior to the date of formal approval of the grant of options by the Board of Directors. The Advisor acknowledges that the Company may be prohibited by the AIM Rules for Companies (the “AIM Rules”) from granting such options on the Effective Date, but that, subject to the approval of the Board of Directors, such options shall be granted as soon as practicable, lawful and otherwise permitted under the AIM Rules. These options shall vest in three equal increments over a 3-year period starting from the grant date of the options; however, vesting will be accelerated in case of a change of ownership pursuant to the terms set forth in the option grant agreement.

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b.
For in-person meetings, the Advisor will be issued a number of shares of Common Stock for each day of meetings equal to the quotient of (x) $1,500, divided by (y) the average of the Applicable Daily Share Closing Price for the 10 trading days prior to the date of such in-person meeting.

c.
For purposes of Section 2(a) and 2(b) above, the “Applicable Daily Closing Share Price” shall be calculated on a given date as (x) if the Common Stock is listed on a U.S. national securities exchange, the last closing trade price of the Company’s Common Stock, as reported by Bloomberg, L.P., on that date, or (y) if the Common Stock is not listed on a U.S. national securities exchange, the closing price of the Company’s Common Stock as reported on the MEDU ticker listed on the London Stock Exchange AIM market on that date.

d.
Reasonable expenses of the Advisor incurred at the request of the Company (including phone and other expenses incurred in the normal course of business on behalf of the Company and travel expenses incurred in connection with Company related business in accordance with the Company’s travel policy) will be reimbursed promptly by the Company, subject to customary verification and prior written approval.

3.
Term. The term of this Agreement will begin on the Effective Date of this Agreement and will end on the third anniversary of this Agreement or upon earlier termination as provided below (the “Term”); provided that the Term may be renewed for successive one-year periods. This Agreement may be terminated at any time upon written notice by either party.

4.	Confidentiality and prohibited dealings.

a.
The Advisor acknowledges that, during the course of performing his services hereunder, the Company will be disclosing information to the Advisor (“Confidential Information”) which is owned by the Company. The Advisor acknowledges that the Company’s business is extremely competitive, dependent in part upon the maintenance of secrecy, and that any disclosure of the Confidential Information would likely result in serious harm to the Company.

b.	The Advisor agrees that the Confidential Information will be used by the Advisor only in connection with the advisory and consulting activities hereunder, and will not be used for any other purpose.

c.
The Advisor agrees not to disclose, directly or indirectly, the Confidential Information to any third person or entity, other than representatives or agents of the Company. The Advisor agrees not to use the Confidential Information for any purposes other than explicitly permitted under this Agreement. The Advisor will treat all such information as confidential and proprietary property of the Company.

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d.
The Advisor may disclose any Confidential Information that is required to be disclosed by law, government regulation or court order. If disclosure is required, the Advisor will give the Company advance notice so that the Company may seek a protective order or take other action reasonable in light of the circumstances.

e.
The Advisor hereby acknowledges that he is aware that the Company is a company who’s issued shares have been admitted to trading on the AIM market of the London Stock Exchange. Information imparted and/or to be imparted by the Company to the Advisor regarding the Company and/or the Company’s subsidiary is or may be “inside information” relating to the Company and/or the securities of the Company within the meaning of the UK’s Criminal Justice Act 1993. As such, the Advisor may hereafter become “an insider” in relation to the Company. The Advisor hereby agrees to being made an insider and that, entirely without prejudice to the generality of the foregoing provisions hereof, that he will not:

(i)
use Confidential Information in relation to the Company and/or its subsidiary to deal or encourage any other person to deal in securities of the Company. For the purposes of the foregoing the term “deal” is to be construed in accordance with the UK’s Criminal Justice Act 1993; and

(ii)
(and will use his best endeavors to procure that none of his related, connected or associated parties will) without the Company’s prior written consent directly or indirectly by purchase or otherwise, acquire (conditionally or otherwise), offer to acquire, or agree to acquire ownership or options to acquire such ownership or any rights whatsoever in respect of any share capital in the Company (or otherwise act in concert with any person who so acquires, offers to acquire or agrees to acquire) whilst any such information shall be and remain “inside information”.

5.	Intellectual Property.

a.
The Advisor recognizes that the Company is engaged in a continuous program of research, development, and production with respect to its business. The Company possesses or has rights to information that has been created, discovered, developed or otherwise become known to the Company (including information developed by, discovered by or created by Advisor which arises out of the advisory and consulting relationship with the Company) that has commercial value in its business (“Proprietary Information”).  For example, Proprietary Information includes, without limitation, inventions (whether or not patentable), patent applications, trade secrets, discoveries, experiments, research, concepts, ideas, techniques, methods, processes, testing procedures, formulas, compositions, data, know-how, computer programs, computer code, and improvements in the foregoing, as well as names and expertise of employees, consultants, customers and prospects, and technical, business, financial, marketing, customer and product development plans, forecasts, strategies and any other information relating to the Company’s business and/or fields of interest.

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b.
The Advisor understands that the advisory and consulting relationship creates a relationship of confidence and trust between Advisor and the Company with respect to any (i) Proprietary Information or (ii) confidential information applicable to the business of any customer of the Company or other entity with which the Company does business and that it learns in connection with the advisory and consulting relationship. At all times, both during the Term hereunder and after its termination, Advisor will keep in confidence and trust all such information, and Advisor will not use or disclose any such information without the written consent of the Company, except as may be necessary in the ordinary course of performing its duties to the Company. This obligation shall end whenever such information enters the public domain and is no longer confidential or proprietary.

c.	In addition, the Advisor hereby agrees:

i.
All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights, trade secrets and other proprietary rights in connection therewith. Advisor hereby assigns to the Company any rights it may have or acquire in such Proprietary Information. Advisor specifically agrees that the foregoing assignment shall include any and all rights it may have, had, acquire, or acquired in the Proprietary Information of the Company and its subsidiaries, if applicable. Additionally, Advisor agrees to perform all reasonable acts requested by the Company or its representatives to perfect and enforce such rights.

ii.
All documents or other media, records apparatus, equipment and other physical property whether or not pertaining to Proprietary Information, furnished to the Advisor by the Company or produced by Advisor or others in connection with the consulting relationship shall be and remain the sole property of the Company. Advisor shall return and deliver all such property of the Company immediately as and when requested by the Company. The Advisor shall return and deliver all such property (including any copies thereof) upon request and, even without any request, upon termination of the consulting relationship.

d.
Advisor will promptly disclose to the Company all improvements, inventions, works of authorship, trade secrets, computer programs, designs, formulas, mask works, ideas, processes, techniques, know-how and data, whether or not patentable (“Inventions”) that relate to the subject matter of my advising and that are conceived, developed or learned by the Advisor, either alone or jointly with others, during the term of the advisory relationship.

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e.
All Inventions that Advisor conceives, develops or learns (in whole or in part, either alone or jointly with others) in connection with performance of its advising for the Company or that uses the Company’s Proprietary Information shall be the sole property of the Company and its assigns (and to the extent permitted by law shall be works made for hire). The Company and its assigns shall be the sole owner of all trade secret rights, patents, copyrights and other proprietary rights anywhere in the world in connection therewith, and Advisor hereby assigns to the Company any rights it may have or acquire in such Inventions. Advisor specifically agrees that the foregoing assignment shall include any and all rights, title and interest Advisor may have, had, acquired or acquire in Inventions made, conceived, developed, acquired or first reduced to practice by Advisor (in whole or in part, either alone or jointly with others) while Advisor was rendering services to the Company or its subsidiaries or affiliates.

f.
With regard to Inventions described in (f) above, Advisor will assist the Company or its assigns in every proper way (but at the Company’s expense) to obtain and from time to time enforce patents, copyrights on the Inventions in any and all countries, and to that end Advisor will execute all appropriate documents. This obligation shall continue beyond the termination of the consulting relationship, but the Company shall then compensate Advisor at a reasonable rate for time spent. If the Company is unable for any reason whatsoever to secure signature to any such document (including renewals, extensions, continuations, divisions or continuations in part), Advisor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as its agents and attorneys-in-fact to act for and in my behalf and instead of Advisor, but only for the purpose of executing and filing such documents and doing all other lawful permitted acts to accomplish the foregoing with the same legal force and effect as if done by Advisor.

g.
As a matter of record Advisor attaches hereto (as Exhibit 2) a list of existing inventions or improvements relevant to the subject matter of the advisory relationship with the Company that have been made or conceived or first reduced to practice by Advisor alone, or jointly with others, prior to rendering services as an advisor to the Company that Advisor desires to remove from the operation of the Agreement, and Advisor covenants that such list is complete.

h.
Advisor represents that execution of the Agreement, the advisory relationship with the Company and the performance by Advisor of the Services will not violate any obligations the Advisor may have to any person or entity, including the obligation to keep confidential any proprietary information of that person or entity. Advisor has not entered into any agreement in conflict with this Agreement or the advisory relationship with the Company. Advisor represents that the Advisor will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employers, clients, or others.

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6.	Non-Compete; Non-Solicitation.

a.	During the Term, the Advisor will not engage in providing advisory services to other entities in the field of ex vivo genetic modification of autologous tissue.

b.
During the Term and for twelve (12) months after the termination of the Term for any reason, the Advisor will not solicit any employee of the Company to leave the Company for any reason or to devote less than all of any such employee’s full efforts to the affairs of the Company.

7. Use of Name. It is understood that the name of the Advisor and Advisor’s affiliation with the Advisor’s current employer will appear in disclosure documents required by securities laws, and in other regulatory and administrative filings; and in the ordinary course of the Company’s business.

8. No Conflict: Valid and Binding. The Advisor represents that neither the execution of this Agreement nor the performance of the Advisor’s obligations under this Agreement will result in a violation or breach of any other agreement by which the Advisor is bound. The Company represents that this Agreement has been duly authorized and executed and is a valid and legally binding obligation of the Company, subject to no conflicting agreements.

9. Notices. Any notice provided under this Agreement shall be in writing and shall be deemed to have been effectively given (i) upon receipt when delivered personally, (ii) one day after sending when sent by private express mail service (such as Federal Express), or (iii) 5 days after sending when sent by regular mail to the following address:

In the case of the Company:

   Medgenics, Inc.
   POB 14 Misgav Business Park
   Misgav, 20179 ISRAEL
   Office +972-4-9028900
   Fax +972-4-9990114

   Attention: Dr. Andrew L. Pearlman
                                 Chief Executive Officer

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With a copy to:

   Pearl Cohen Zedek Latzer, LLP
   1500 Broadway, 12th Floor
   New York, NY 10036
   Tel: 646-878-0804
   Fax: 646-878-0801

   Attention: Mark S. Cohen

In the case of the Advisor:

   Burt Rosen
   6719 Lucy Lane
   McLean, Virginia 22101

or to other such address as may have been designated by the Company or the Advisor by notice to the other given as provided herein.

10.
Independent Contractor. Withholding. The Advisor will at all times be an independent contractor, and as such will not have authority to bind the Company. Advisor will not act as an agent nor shall he be deemed to be an employee of the Company for the purposes of any employee benefit program, unemployment benefits, or otherwise. The Advisor recognizes that no amount will be withheld from his compensation for payment of any federal, state, or local taxes and that the Advisor has sole responsibility to pay such taxes, if any, and file such returns as shall be required by applicable laws and regulations. Advisor shall not enter into any agreements or incur any obligations on behalf of the Company.

11.
Assignment. Due to the personal nature of the services to be rendered by the Advisor, the Advisor may not assign this Agreement. The Company may assign all rights and liabilities under this Agreement to a subsidiary or an affiliate or to a successor to all or a substantial part of its business and assets without the consent of the Advisor. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon each of the heirs, assigns and successors of the respective parties.

12.
Severability. If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and the remaining provisions shall continue in full force and effect.

13.
Remedies. The Advisor acknowledges that the Company would have no adequate remedy at law to enforce the provisions of Sections 4, 5 and 6 above. In the event of a violation by the Advisor of such Sections, the Company shall have the right to obtain injunctive or other similar relief, as well as any other relevant damages, without the requirement of posting bond or other similar measures.

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14.
Governing Law; Entire Agreement; Amendment. This Agreement shall be governed by the substantive laws of New York and under the exclusive jurisdiction of the New York courts. This Agreement represents the entire agreement between the parties relating to the subject matter hereof and supersedes all prior oral or written agreements between the Company and Advisor. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Advisor. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

15.
Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Medgenics, Inc.		ADVISOR:

By:	/s/ Andrew Pearlman	By:	/s/ Burt Rosen
Name: Dr. Andrew L. Pearlman			Burt Rosen
Title: Chief Executive Officer

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EXHIBIT 1
Description of Services

Advising the Company including:

1)	Participating as a member of the SAB;

2)	Guiding the general scientific, business, laboratory, and medical direction of the Company;

3)	Reviewing the goals and plans of the Company and developing strategies for achieving them;

4)	Identifying and developing relationships with potential strategic partners;

5)	Interacting with potential investors, stockholders, and strategic or corporate partners;

6)	Identifying and reviewing promising scientific developments and intellectual property;

7)	Providing advice and guidance in the Company’s scientific research and product development activities; and

8)	Other functions as may be agreed with the Company.

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